UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/24/2009

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective March 24, 2009, Stephen A. DeLong ceased serving as controller and chief accounting officer of NewPage Holding Corporation and NewPage Corporation.

On March 26, 2009, NewPage Holding Corporation and NewPage Corporation announced that Curtis H. Short has been appointed to serve as controller and chief accounting officer of NewPage Holding Corporation and NewPage Corporation, effective April 1, 2009.

Information on Mr. Short is presented below:

Curtis H. Short, age 47, is controller and chief accounting officer of NewPage Holding Corporation and NewPage Corporation. Previously, Mr. Short was senior vice president and chief financial officer of Raytech Corporation (previously a $225 million global manufacturer) from April 2007 to March 2009. At Raytech, he was responsible for the company's information technology, treasury, accounting and planning and analysis functions. Prior to that, Mr. Short held numerous financial positions with Ford Motor Company from June 1985 to March 2007, serving most recently as Director, North America Material Cost since March 2003.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1        News Release dated March 26, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: March 26, 2009	By:	/s/ David J. Prystash
David J. Prystash
Senior Vice President and Chief Financial Officer

NewPage Corporation

Date: March 26, 2009	By:	/s/ David J. Prystash
David J. Prystash
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1